SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): FEBRUARY 6, 2003

                             ARROW ELECTRONICS, INC.
               (Exact Name of Registrant as Specified in Charter)


       NEW YORK                                    1-4482
(State or Other Jurisdiction                    (Commission File
     of Incorporation)                              Number)

                       50 MARCUS DRIVE, MELVILLE, NEW YORK
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (631) 847-2000

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)


Item 9.     Regulation FD Disclosure

     The Registrant has amended its accounts receivable securitization facility to extend the maturity date to February 18, 2004 and to make certain other changes to the terms of the facility, including amendments to covenants, elimination of a ratings trigger that could have made the facility unavailable for additional borrowing in the event that the Registrant's senior unsecured credit rating fell below investment grade and a reduction in the size of the facility to $550 million. The Registrant has also amended its multi-year revolving credit facility to make certain changes to the terms of the facility, including amendments to covenants and a reduction in the size of the facility to $450 million. The company has no borrowings outstanding under either facility.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ARROW ELECTRONICS, INC.

                             By: /s/ Peter S. Brown
                                 -------------------------
                             Name: Peter S. Brown
                             Title: Senior Vice President


                                  EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit        Description
-------        ------------
99.1           Amendment No. 7 to Transfer and Administration Agreement

99.2 Third Amendment to the Arrow Electronics, Inc. Amended and Restated Three Year Credit Agreement


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